Exhibit 23.1


                                                                 WEAVER & MARTIN


                    Consent of Independent Public Accountants

 We consent to the incorporation by reference of our report dated March 18, 2008 with respect to the financial statements of NB Manufacturing, Inc. in the Annual Report Form 10-KSB for the year ended December 31, 2007.



/s/ Weaver & Martin, LLC
------------------------
Weaver & Martin, LLC
Kansas City, Missouri
March 18, 2008





                                     Certified Public Accountants & Consultants
                                     411 Valentine, Suite 300
                                     Kansas City, Missouri 64111
                                     Phone: (816) 756-5525  Fax: (816) 756-2252


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